Exhibit 99.1

AITX's RAD Adds Another Municipal Customer with Seven ROSA Unit Order

New Order Extends RAD's Support of Municipalities and Improvement Districts Nationwide

Detroit, Michigan, October 14, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has secured an order for seven ROSA™ units from a new municipal customer in a major Midwest city. A longstanding RAD channel partner facilitated the order, which further expands RAD's presence in municipal security. The units will be positioned throughout a civic plaza to help safeguard public spaces through detection and active deterrence of loitering, trespassing and suspicious behavior. The city council participated in the selection process and approved funding for the deployment.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
SECURE
Another City Chooses RAD.
Seven ROSA Units with SARA.

Artist’s depiction of a RAD ROSA deployment at a civic plaza.

The order extends RAD's work with municipalities, Community Improvement Districts (CIDs) and Business Improvement Districts (BIDs) across the country. On April 14, 2025, the Company announced a separate deployment supporting public spaces in another large city. This latest order brings an additional municipal customer into RAD's client base and reflects continued adoption of autonomous security solutions to help protect civic spaces and support local public safety efforts.

"Cities, CIDs and BIDs need practical ways to protect shared spaces while making every security dollar count," said Troy McCanna, Chief Revenue Officer and Chief Security Officer at RAD. "Supporting these organizations means giving their teams tools that can detect activity, engage people and help address a problem while it is developing. ROSA, with SARA™ agentic AI included as a standard feature, brings that capability directly into the spaces they manage, extending their security presence and supporting the work of local law enforcement."

Major urban areas face persistent challenges involving loitering, trespassing and disruptive behavior in shared public spaces. Video monitoring that depends on continuous human attention can leave gaps between detection and intervention, while staffing every location around the clock carries substantial recurring labor costs. ROSA helps close those gaps through AI detection, responsive digital signage and audio warnings. SARA investigates detected events, evaluates whether intervention is needed and initiates responses according to established instructions, including escalation to designated personnel. Together, ROSA and SARA provide active deterrence and automated response, helping municipalities and improvement districts make more effective use of their security resources.

The Company invites municipal leaders, representatives of CIDs and BIDs, law enforcement agencies and channel partners to request a demonstration of ROSA and SARA. RAD's team can help evaluate how automated detection, active deterrence and coordinated response could support security needs across civic plazas, business districts and other shared public spaces. To connect with the team and arrange a demonstration, visit www.radsecurity.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated delivery, deployment and use of seven ROSA units at a civic plaza; the expected capabilities of ROSA and SARA to detect and deter unwanted activity, evaluate events, initiate responses and escalate incidents to designated personnel; the potential to support public safety efforts, improve security coverage and make more effective use of security resources; potential staffing efficiencies or cost savings; and opportunities for additional orders, deployments, channel partner business and broader adoption by municipalities, Community Improvement Districts, Business Improvement Districts and other customers.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: modification, delay, cancellation or termination of orders or related contractual arrangements; delays or failures in manufacturing, component availability, quality control, transportation, site preparation, installation, commissioning or customer acceptance; the possibility that ROSA or SARA does not perform as expected or meet customer requirements under actual operating conditions; interruptions, errors or limitations in detection, event evaluation, automated responses, deterrence, communications, connectivity, power or other hardware and software functions; dependence on equipment placement, system configuration, customer instructions, designated contact availability and human response; the possibility that anticipated security improvements, staffing efficiencies or cost savings are not achieved or are offset by equipment, deployment, monitoring, maintenance, service or other operating costs; the Company's and its channel partners' ability to fulfill commitments and provide reliable service and support; municipal budget constraints, procurement requirements, changes in funding or security priorities, and applicable privacy, data protection or other legal requirements; competition, customer concentration and the loss or reduction of business from significant customers; the Company's ability to fund operations and fulfill customer commitments; its ability to obtain financing on acceptable terms or at all and the potential dilutive effect of such financing; its history of operating losses and substantial doubt about its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

The announced order does not, by itself, establish that the seven units are installed, operational or generating revenue, and should not be interpreted as a statement of recognized revenue, recurring revenue or customer profitability. City council participation in selection and approval of funding do not guarantee deployment completion, additional purchases or future funding. References to prior deployments and the addition of a new municipal customer do not assure sustained demand, additional orders or broader market adoption. Actual security outcomes and cost savings will depend on site conditions, equipment placement, deployment configurations, monitoring and response arrangements, service requirements and the extent to which existing security duties can be reassigned or reduced. RAD solutions do not guarantee the prevention of crime or other security incidents and do not eliminate the need for appropriate human oversight or law enforcement response. This order should not be interpreted as a forecast of future order rates, revenue, profitability or market adoption.

Forward-looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/